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                                                                    EXHIBIT 23.2

                               Consent of KPMG LLP


                          Independent Auditors' Consent
                          -----------------------------
The Board of Directors
j2 Global Communications, Inc:

We consent to the incorporation by reference in the registration statements (Nos. 333-49534 and 333-52918) on Form S-3, registration statement (No. 333-44676) on Form S-4, registration statement (Nos. 333-55402, 333-31064 and 333-64986) on Form S-8 of j2 Global Communications, Inc (formerly JFAX.com Inc.) of our report dated February 15, 2002, with respect to the consolidated balance sheet of j2 Global Communications, Inc as of December 31, 2001 and the related statements of operations, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2001, and all related financial statement schedules, which report appears in the December 31, 2002 annual report on Form 10K of j2 Global Communications, Inc.

/s/ KPMG LLP
Los Angeles, California
March 27, 2003